SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2006

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

14 Wall Street, Suite 1620, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 361-5540

Not Applicable
(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 31, 2006, Acies, Inc. (“Acies”), a wholly owned subsidiary of Acies Corporation, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with RBL Capital Group, LLC. The Loan and Security Agreement provides a Term Loan Facility with a maximum borrowing of $2,000,000.00.

Acies has initially borrowed from RBL the principal sum of $350,000.00 (the "Initial Loan"), to be repaid in eighteen (18) monthly installments, unless accelerated  payments of  150% of the usual monthly amount are required as a result of not being in compliance with certain financial covenants as per certain provisions of the agreement. Borrowings made pursuant to the Loan and Security Agreement will generally bear interest at a fixed rate per annum of prime plus 8.90% (the Initial Loan interest rate is 17.15% per annum). Borrowings may not be drawn more than once every 60 days, and there is a limit on aggregate borrowings based on monthly residuals.

The Loan and Security Agreement contains customary affirmative and negative covenants for credit facilities of this type, including covenants with respect to liquidity, disposition of assets, liens, other indebtedness, investments, shareholder distributions, transactions with affiliates, no changes in business, officers’ compensation, and transfer or sale of merchant base.

The Loan and Security Agreement provides for customary events of default with corresponding grace periods, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of certain judgments and the liquidation or merger of Acies.

Acies’ obligations under the Loan and Security Agreement are secured by substantially all of Acies’ assets, including future remittances relating to its portfolio of merchant accounts.

Proceeds from loans under this facility will be used to fund general working capital needs, and to repay loans from officers of the Company.

The foregoing description of the Loan and Security Agreement is qualified in its entirety by reference to the Loan and Security Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 - Loan and Security Agreement, dated October 31, 2006, by and between Acies, Inc. and RBL Capital Group, LLC.
Exhibit 10.2 - Form of Term Loan Note.
Exhibit 99.1 - Press release, dated November 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By:	/s/ Jeffrey A. Tischler
Name: Jeffrey A. Tischler
Title: Executive Vice President and Chief Financial Officer

Dated: November 6, 2006